QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 25, 2002
(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada (State or Incorporation)	95-2557091 (I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

        On June 25, 2002, Tenet Healthcare Corporation (the "Company") completed an offering of $400,000,000 aggregate principal amount of its 5% Senior Notes due 2007 pursuant to its existing $2,000,000,000 shelf registration statement. The notes were underwritten by Credit Suisse First Boston and Salomon Smith Barney. The terms and conditions of the underwriting are set forth in the Pricing Agreement dated as of June 20, 2002, filed as Exhibit 4.1 hereto.

        The terms and conditions of the notes are set forth in the Indenture dated as of November 6, 2001, between the Company and The Bank of New York, as trustee, filed as Exhibit 4.2 hereto, and the Fifth Supplemental Indenture, dated as of June 25, 2002, between the Company and The Bank of New York, as trustee, filed as Exhibit 4.3 hereto.

        A press release announcing the offering is filed as Exhibit 99 hereto.

ITEM 7. Financial Statements And Exhibits.

        (c) Exhibits

4.1	Pricing Agreement, dated as of June 20, 2002, by and among the Company and Credit Suisse First Boston and Salomon Smith Barney Inc.
4.2	Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee (Incorporated by reference to Registrant's Current Report on Form 8-K, dated November 6, 2001)
4.3	Fifth Supplemental Indenture, dated as of June 25, 2002, between the Company and The Bank of New York, as Trustee, relating to 5% Senior Notes due 2007.
5.1	Opinion of Woodburn and Wedge.
5.2	Opinion of Sullivan & Cromwell.
99	Press Release dated June 20, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION
By:	/s/ STEPHEN D. FARBER Stephen D. Farber Senior Vice President and Treasurer

Date: June 25, 2002

EXHIBIT INDEX

4.1	Pricing Agreement, each dated as of June 20, 2002, by and among the Company and Credit Suisse First Boston and Salomon Smith Barney Inc.
4.2	Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee (Incorporated by reference to Registrant's Current Report on Form 8-K, dated November 6, 2001)
4.3	Fifth Supplemental Indenture, dated as of June 25, 2002, between the Company and The Bank of New York, as Trustee, relating to 5% Senior Notes due 2007.
5.1	Opinion of Woodburn and Wedge.
5.2	Opinion of Sullivan & Cromwell.
99	Press Release dated June 20, 2002

QuickLinks

  ITEM 5. Other Events .
  ITEM 7. Financial Statements And Exhibits .
SIGNATURE
EXHIBIT INDEX